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                                                                    EXHIBIT 10.2

                            PLACEMENT AGENT AGREEMENT


                                                         As of February 13, 2007


Brookshire Securities Corporation
4 West Las Olas Blvd., 8th Floor
Ft. Lauderdale, Florida  33301

Re:      PLACEMENT AGENT AGREEMENT

Gentlemen:

        This letter is in confirmation of our agreement with you pertaining to the private placement, coordinated by Brookshire Securities Corporation (the "Placement Agent," "Brookshire" or "you") as placement agent on a "$2,500,000 minimum/$5,000,000 maximum" basis, of Units (the "Units"), each Unit consisting of (i) one share of preferred stock (the "Preferred Stock"), and (ii) a detachable, transferable four-year warrant (the "Warrant") to purchase one thousand (1,000) shares of common stock of a Securities and Exchange Commission ("SEC") reporting and registered publicly-traded company that will be quoted on the OTC Bulletin board ("Pubco") (the "Offering"). The Offering will close concurrently with the closing of a reverse merger transaction (the "Reverse Merger") involving a wholly-owned subsidiary of Pubco, and Visual Management Systems Holding, Inc., a New Jersey corporation ("VMS"). The terms, conditions, rights, preferences and privileges of the securities comprising the Units will be more fully described in Section 1 below and in the Memorandum (as defined in Section 1(a) below). Upon execution of this Agreement, the following terms and conditions shall constitute a legally binding agreement on the part of the party executing this Agreement.


        SECTION 1. DESCRIPTION OF SECURITIES

        (a) The shares of Preferred Stock and Warrants to be offered and sold in the Offering on a "minimum/maximum" basis shall conform in all material respects to the description thereof contained in this Section 1 and in a Confidential Private Placement Memorandum to be prepared by VMS and reviewed and approved by Placement Agent (as the same may be amended or supplemented from time to time, and including all exhibits and appendices attached thereto, the "Memorandum"), which will contain (i) a description of VMS and its business, assets, prospects and management; (ii) the terms and conditions of the Offering;
(iii) a description of the securities comprising the Units; and (iv) certain financial information. If necessary, Pubco and VMS will update or supplement the Memorandum prior to completion of the Offering. Placement Agent shall be entitled to rely on the accuracy and completeness of all information provided by VMS and Pubco, including information incorporated by reference in the Memorandum. Additionally, representatives of VMS and Pubco shall be available to answer


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questions of, and to provide additional information to, Placement Agent and any potential investors.

        (b) The Offering will be conducted to raise from investors a minimum of $2,500,000 from the sale of 1,000 Units and a maximum of $5,000,000 from the sale of 2,000 Units, at the purchase price per Unit of $2,500. After giving effect to the completion of the Reverse Merger, and assuming the successful completion of the Offering, assuming conversion of the Preferred Stock sold in the Offering, the capitalization shall be as set forth in Schedule 1(b) attached hereto and in the final Memorandum. Upon the mutual agreement of VMS and the Placement Agent, VMS may sell additional Units at the same price per Unit, provided that the aggregate number of additional Units sold shall not exceed 300 Units (the "Over Allotment Option").

        (c) The Preferred Stock will have the following rights and privileges:

        (i) Subject to adjustment, each share of Preferred Stock shall be convertible, at the option of the holder, into 1,000 shares of common stock of Pubco ("Common Stock").

        (ii) If Pubco issues any shares of its Common Stock following the issuance of Preferred Stock (other than in connection with the exercise of outstanding warrants described on Exhibit A attached hereto or upon the exercise of the Placement Agent Warrants (as defined in Section 4(c) of this Agreement)) for consideration at a price per share less than $2.50 per share of Common Stock (or for no consideration), the conversion rate shall be adjusted to the price per share at which such new shares of Common Stock are issued.

        (iii)   The Preferred Stock shall not be entitled to dividends.

        (iv)    The Preferred Stock shall not have voting rights.

        (v)     The Preferred Stock shall not be redeemable or callable.

        (vi) The Preferred Stock shall rank senior to to Common Stock. Upon the occurrence of a liquidation event, holders of Preferred Stock will be entitled to a return of the price of $2,500 for each share of Preferred stock held and will participate with the holders of common stock in any remaining liquidation proceeds on an as converted basis.

        (d)     The Warrants shall contain the following provisions:

        (i)     The Warrants shall be exercisable at a price of $3.50 per share.

        (ii) The Warrants shall expire on the fourth year anniversary date of the date of issuance.

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        (iii)   If Pubco issues any shares of its Common Stock following the issuance of Warrants (other than in connection with the exercise of outstanding warrants described on Exhibit A attached hereto or upon the exercise of the Placement Agent Warrants (as defined in Section 4(c) of this Agreement)) for consideration at a price per share less than $3.50 per share of Common Stock (or for no consideration), the exercise price of the Warrants shall be adjusted to the price per share at which such new shares of Common Stock are issued.

        SECTION 2. REPRESENTATIONS AND WARRANTIES

        (a) Each of VMS and Pubco represents and warrants to the Placement Agent, as to itself (which shall be deemed to include each of its subsidiaries) only and not with respect to any matters which do not pertain to itself, as follows:

                (i) VMS has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the consummation by VMS of the transactions herein contemplated and compliance by VMS with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of VMS, and when duly executed and delivered by VMS this Agreement will constitute a valid and binding obligation of VMS, enforceable in accordance with its terms.

                (ii) Pubco has the corporate power and authority to execute and deliver this Agreement and the Subscription Agreement and to perform its obligations hereunder and thereunder and to issue the Units and the Placement Agent Warrants and the Common Stock for which the Warrants and the Placement Agent Warrants may be exercised. This Agreement and the Subscription Agreement have been duly authorized by Pubco and when executed and delivered by Pubco, will constitute its valid and binding obligation and be enforceable against Pubco in accordance with its terms.

                (iii) The execution, delivery and the performance of this Agreement, the Subscription Agreement, and the issuance of the Common Stock, the Warrants, the Placement Agent Shares and the Placement Agent Warrants by Pubco do not and will not at each closing of the Offering (a "Closing Time") conflict with Pubco's Certificate of Incorporation, as amended, or By-laws, or result in a breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which Pubco is a party or by which Pubco is bound.

                (iv) The execution, delivery and the performance of this Agreement do not, and at each Closing Time will not, conflict with VMS's Certificate of Incorporation, as amended, or By-laws, or result in a breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which VMS is a party or by which VMS is bound.

                (v) From the date of commencement of sales until completion of the Offering of the Units by the Placement Agent, the Memorandum will contain all statements

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required to be stated therein in accordance with the Securities Act of 1933, as amended, (the "Securities Act") will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties set forth in this paragraph apply to any statements and/or omissions from the Memorandum made in reliance on or in conformity with information produced in writing to VMS by the Placement Agent expressly for inclusion in the Memorandum. VMS confirms that statistical market and industry data included in the Memorandum are based on or derived from sources believed to be reliable and accurate.

                (vi) VMS has prepared the Memorandum, which may be supplemented or amended from time to time and which contains information materially accurate as of the date specified therein, including, without limitation:

                        (A)     The terms of the Offering;

                        (B) a description of the Units, the Preferred Stock, the Warrants and the Common Stock;

                        (C)     a description of the Reverse Merger;

                        (D)     a description of the business conducted by VMS;

                        (E)     the financial condition of VMS;

                        (F)     past material activities of VMS;

                        (G) commissions and compensation to be paid to the Placement Agent in connection with the Offering;

                        (H) disclosure of material contracts, agreements or other business arrangements, which affect or are related to the business conducted by VMS and to be conducted by VMS;

                        (I) information regarding VMS, its management, material obligations, liabilities, any pending or threatened lawsuits or proceedings, and recent material adverse changes in its financial condition;

                        (J) any appropriate legends and such other information or material as the Placement Agent may reasonably request to be included therein;

                        (K) information regarding any and all of VMS's "employee benefit plans" (within the meaning of Section 3(3) of the Employment Retirement Security Act of 1974, as amended, and any other employee benefit or fringe benefit plans, arrangements, practices, contracts, policies or programs,

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                                including, without limitation, employee stock
                                option plans; and

                        (L) information regarding certain relationships and related transactions as would be required under
                                Item 404 of Regulation S-B under the Securities Exchange Act of 1934, as amended.

                (vii) Each of VMS and Pubco is, and at each closing of the Offering (a "Closing" and the time of each Closing is hereinafter referred to as a "Closing Time") will be, a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of VMS and Pubco has, and at each Closing Time will have, the power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Memorandum. Each of VMS and Pubco is, and at each Closing Time will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except where the failure to be so qualified would not have a material adverse effect on VMS or Pubco, as the case may be. Complete and correct copies of the charter, bylaws and other constituent documents of each of VMS and Pubco (including all amendments thereto) have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to each Closing Time, except as contemplated by the Memorandum and advised to you.

                (viii) VMS had, at the date or dates indicated in the Memorandum, a duly authorized and outstanding capitalization as set forth in the Memorandum under the caption "Capitalization." Immediately prior to each Closing Time, Pubco will have a duly authorized and outstanding capitalization as set forth in the Memorandum under the caption "Capitalization" on a pro forma basis after giving effect to the Reverse Merger.

                (ix) Subsequent to the date hereof and prior to each Closing Time, VMS will not acquire any of its equity securities and will not issue any of its securities other than pursuant to currently outstanding stock options, warrants and convertible securities. Except as set forth herein or referred to in the Memorandum, neither VMS nor Pubco has outstanding, and at each Closing Time will not have outstanding, any stock options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into or any contracts or commitments to issue or sell, shares of the Common Stock or any such warrants, convertible securities or obligations, except as those described therein.

                (x) The financial statements (including the schedules and notes thereto) of VMS included in the Memorandum present fairly the financial position of VMS as of the dates thereof, and the results of operations and changes in financial position of VMS for the periods indicated therein are in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except in the case of quarterly periods to the extent they may exclude footnotes or may require normal year-end audit adjustments.

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                (xi)    Except to the extent reflected or reserved against in
the financial statements of VMS included in the Memorandum, or as otherwise described in the Memorandum, VMS has had no material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought subsequent to such date. Except to the extent reflected or reserved against in the most recently filed financial statements of Pubco in its Annual Report on Form 10-KSB, or as otherwise described in the Memorandum, Pubco has no material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought subsequent to such date.

                (xii) Subsequent to the respective dates as of which information is set forth in the Memorandum and prior to each Closing Time, except as set forth in the Memorandum, (i) VMS has not incurred and will not have incurred any material liabilities or obligations, direct or contingent, and has not entered into any material transactions other than as contemplated by the business plan of VMS in the Memorandum, and will not enter into any material transaction without disclosing such material transaction to the Placement Agent,
(ii) VMS has not and will not have paid or declared any cash dividends or other distribution on its capital stock, and (iii) there has not been any material adverse change in the business, properties, financial condition, results of operations or prospects of VMS, or in the book value of the assets of VMS, arising from any reason whatsoever.

                (xiii) Except as set forth in the Memorandum, neither VMS nor Pubco has, and at each Closing Time neither VMS nor Pubco will have, any material contingent obligations.

                (xiv) Neither VMS nor Pubco has any subsidiaries, except as disclosed in the Memorandum, nor does either have any equity interest in any partnership, joint venture, association or other entity, except as disclosed in the Memorandum. VMS has provided to Placement Agent copies of the charter, bylaws, operating agreements and other constituent documents, as applicable, with respect to each subsidiary, partnership, joint venture, association or entity in which VMS has an interest.

                (xv) Except as set forth in the Memorandum, there are no material actions, suits or proceedings pending, or to the knowledge of VMS threatened, against or affecting VMS or Pubco or their respective businesses, financial condition, results of operations or material properties before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially and adversely affect (i) VMS or its businesses, financial condition, results of operations or material properties taken as a whole, or (ii) the ability of VMS or Pubco to consummate the transactions contemplated by this Agreement.

                (xvi) Neither VMS nor Pubco is in violation of its charter or bylaws. Neither the execution and delivery of this Agreement, nor the issuance and sale of the Units sold in the Offering, nor the consummation of any of the transactions contemplated herein, nor the compliance by VMS or Pubco with the terms and provisions hereof has conflicted with or will

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conflict with or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of VMS or Pubco pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other material agreement or instrument to which VMS or Pubco is a party or by which VMS or Pubco may be bound or to which any of the property or material assets of VMS or Pubco is subject; nor will such action result in any violation of the provisions of the charter or the bylaws of VMS or Pubco or any statute, order, rule or regulation applicable to VMS or Pubco or of any federal, state or other judicial, administrative or regulatory authority or other government body having jurisdiction over VMS or Pubco.

                (xvii) The shares of Preferred Stock, the Warrants, the Placement Agent Shares, the Placement Agent Warrants and the shares of Common Stock underlying the Preferred Stock, the Warrants and the Placement Agent Warrants referred to in the Memorandum will, upon issuance, assuming the payment of the applicable purchase or exercise price therefor, be validly issued, fully paid and non-assessable. The Preferred Stock and the Common Stock underlying the Preferred Stock, the Warrants and the Placement Agent Warrants will not be subject to the preemptive rights of any security holder. As of each Closing, the issuance and sale of each of the securities comprising the Units, the Placement Agent Warrants and the Common Stock underlying the Preferred Stock, the Warrants and the Placement Agent Warrants will have been duly and validly authorized by all required corporate action and otherwise.

                (xviii) All issued and outstanding securities of VMS have been duly authorized and validly issued and the outstanding securities of VMS are fully paid and non-assessable; and none of such securities were issued in violation of the pre-emptive rights of any holders of any security of VMS. All issued and outstanding securities of Pubco have been duly authorized and validly issued and the outstanding securities of Pubco are fully paid and non-assessable; and none of such securities were issued in violation of preemptive rights of any holders of any security of Pubco.

                (xix) VMS has good and marketable title to all properties and assets free and clear of all liens, charges, encumbrances or restrictions, except such liens, charges, encumbrances or restrictions as are not material to the business of VMS or as are set forth in the Memorandum or such encumbrances which will not have a material adverse effect on VMS's property or assets. VMS has valid and enforceable leases or licenses for the material properties as used by it in the operation of its business. All rentals, royalties or other payments accruing under any such licenses or leases which became due prior to the date of this Agreement have been duly paid, and neither VMS nor to VMS's knowledge any other party is in material default thereunder, and, to the knowledge of VMS, no event has occurred which, with the lapse of time or the giving of notice, or both would constitute a material default thereunder.

                (xx) All taxes which are due from VMS and Pubco have been paid in full (or adequate accruals for the payment thereof have been provided for in its accounting records). Each of VMS and Pubco has filed all federal, state, municipal and local tax returns relating to VMS or Pubco, as the case may be, (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states or has duly obtained extensions of time for the filing

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thereof. As to VMS, the provisions for income taxes payable, if any, shown on the financial statements contained in the Memorandum are sufficient for all accrued and unpaid domestic and foreign taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. As to Pubco, the provisions for income taxes payable, if any, shown on the financial statements contained in Pubco's most recently filed form 10-KSB are sufficient for all accrued and unpaid domestic and foreign taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. Each of the tax returns heretofore filed by each of VMS and Pubco correctly reflects the amount of VMS's and Pubco's respective tax liability thereunder. Each of VMS and Pubco has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable. Neither VMS nor Pubco has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes nor is either a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against VMS or Pubco.

                (xxi) Except as set forth in the Memorandum, neither VMS nor Pubco has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, or entered into any transaction other than in the ordinary course of business, nor (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

                (xxii) Except for the filing of (A) Form D under the Securities Act, and (B) other than as may be required under applicable state securities or Blue Sky laws, no authorization, approval, consent, order, registration, certification, license or permit (collectively, "Permits") of any court or governmental agency or body, is required for the valid authorization, issuance, sale and delivery of the Units or the Placement Agent Warrants, subject to compliance by Placement Agent with regulations regarding an offering to accredited investors under Regulation D promulgated under the Securities Act.

                (xxiii) Each contract or other instrument to which VMS is a party or by which its properties or business is or may be bound or affected and to which reference is made in the Memorandum has been duly and validly executed by VMS and assuming that such contracts or other instruments have been properly executed by the parties other than VMS is in full force and effect in all material respects and to its knowledge is enforceable against the parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by VMS and except as described in the Memorandum, neither VMS nor, to its knowledge, any other party is in default thereunder and no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. None of the material provisions of such contracts or instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over VMS or its assets or business.

                (xxiv) Except as set forth in the Memorandum, neither VMS nor Pubco has any employee benefit plans (including, without limitation, profit sharing and welfare benefit

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plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974.

                (xxv) Neither VMS nor Pubco has directly or indirectly, at any time, (A) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law.

                (xxvi) Assuming the representations and warranties of the Placement Agent contained herein and of the purchasers contained in the Subscription Documents are true and correct, the offer and sale of the Units by VMS and Pubco has satisfied and at each Closing Time will have satisfied all of the requirements of Regulation D and VMS is not disqualified from the exemption under Rule 505 contained in Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii), or the exemption under Regulation D by virtue of the disqualification contained in Rule 507. The Memorandum and related documents conform in all material respects with the requirements of Section 4(2) of the Securities Act and Regulation D promulgated thereunder and with the requirements of all other published rules and regulations of the SEC and state blue sky securities laws currently in effect relating to "private offerings."

                (xxvii) Other than any payments to the Placement Agent hereunder, and except as disclosed in the Memorandum, neither VMS nor Pubco has incurred any liability for any finder's fee or similar payments in connection with the transactions herein contemplated. Neither VMS nor Pubco has engaged any other other party to offer for sale securities of VMS or Pubco after the date hereof.

                (xxviii) To the best of its knowledge, VMS owns or possesses or can acquire on reasonable terms adequate and enforceable rights to use all trademarks, service marks, copyrights, patent rights, trade secrets or other confidential information currently used in the conduct of its business as described in the Memorandum (the "Intangibles"). Except as disclosed in the Memorandum, to VMS's knowledge, VMS is not infringing upon the rights of others with respect to the Intangibles and has not received any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, materially adversely affect VMS's business, financial condition, results of operations or prospects, and VMS does not know of any basis therefore. To VMS's knowledge, no other party has infringed upon the Intangibles.

                (xxix) Concurrently with or prior to the execution hereof, VMS has provided the Placement Agent with the results of UCC lien searches in all jurisdictions in which VMS has material assets.

        (b)     The Placement Agent represents and warrants to VMS as follows:

                (i) The Placement Agent is, and at each Closing Time, will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction. The Placement Agent is, and at each Closing Time will be, duly licensed and

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qualified in good standing as a broker-dealer authorized conduct private placements under the rules and regulations of the SEC and the National Association of Securities Dealers, Inc.

                (ii) This Agreement has been duly authorized, executed and delivered by the Placement Agent and is a valid and binding agreement on its part. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Placement Agent with the terms and provisions hereof has conflicted with or will conflict with or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Placement Agent pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument to which the Placement Agent is a party or by which the Placement Agent may be bound or to which any of its properties or assets is subject; nor will such action result in any violation of the provisions of the certificate of incorporation or the bylaws of the Placement Agent or any statute, order, rule or regulation applicable to the Placement Agent or of any federal, state or other judicial, administrative or regulatory authority or other government body having jurisdiction over the Placement Agent.


SECTION 3. PURCHASE, SALE AND DELIVERY OF THE SHARES; CLOSING; ESCROW

        (a) On the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions herein set forth, VMS and Pubco hereby appoint the Placement Agent as exclusive agent to offer and sell to "accredited investors," as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act, the Units for a purchase price of $2,500 per Unit or such other price as the Placement Agent and VMS may agree in writing. The Placement Agent hereby accepts such appointment and agrees to use its commercially reasonable efforts as agent for VMS to sell the Units. Unless expressly agreed to by VMS and the Placement Agent in writing, no sale of Units will be consummated unless the gross proceeds from the sale of the Units by the Placement Agreement shall be an amount of $2,500,000 or more. Neither VMS nor Pubco shall utilize any party other than Placement Agent to sell the Units without the express written consent of the Placement Agent.

        (b) The Parties hereto shall enter into an escrow agreement at or prior to the Closing with Corporate Stock Transfer, Inc., as escrow agent (the "Escrow Agent") and Guaranty Bank & Trust, as escrow bank (the "Escrow Bank"), or such other escrow agent as may be mutually agreed upon by the parties hereto. The escrow agreement will provide for the direct disbursement of all fees and funds held by the Escrow Agent.


SECTION 4. PLACEMENT AGENT COMPENSATION; EXPENSES

        (a)     PLACEMENT FEE

        As compensation for the services to be rendered by the Placement Agent, in connection with the sale of Units in the Offering, VMS, upon each closing of the Offering, shall pay to the Placement Agent a placement fee equal to eight percent (8%) of the gross proceeds derived from the sale of the Units subscribed for (the "Placement Agent Fee"), in cash, whether the sale was directly the result of Placement Agent's efforts or indirectly through the efforts of

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any other party legally permitted to effect the sale (including, but not limited to, NASD Members as selling agents, which the Placement Agent may permit to participate in the Offering). In addition, VMS shall, upon each closing of the Offering, pay to the Placement Agent, in cash, a non-accountable expenses allowance equal to two percent (2%) of the gross proceeds derived from the sale of Units subscribed for (the "Non-Accountable Expense Allowance") whether the sale was directly the result of Placement Agent's efforts or indirectly through the efforts of any other party legally permitted to effect the sale (including, but not limited to, NASD Members as selling agents, which the Placement Agent may permit to participate in the Offering). The Placement Agent Fees and Non-Accountable Expense Allowance are to be deducted by the Escrow Agent from the Funds received in the Escrow Account at each Closing.

        (b)     OUT-OF-POCKET EXPENSES

        At each Closing, VMS shall reimburse Placement Agent for reasonable out-of-pocket expenses incurred by Placement Agent, including but not limited to fees and expenses of counsel, printing, delivery and travel and lodging costs, up to a maximum amount of $175,000 ("Expense Reimbursement").

        (c)     EQUITY COMPENSATION

        At each closing, in connection with the sale of Units offered in the Offering, the Placement Agent shall receive equity compensation in the form of the number of shares of Common Stock equal to ten (10%) percent of the number of shares of Common Stock into which the Preferred Stock sold at such Closing is convertible ("Placement Agent Shares") and five-year warrants to purchase, at an exercise price of $1.75 per share, the number of shares of Common Stock equal to 10% of the number of shares of Common Stock into which the Preferred Stock sold at such Closing is convertible (the "Placement Agent Warrants"). The Placement Agent Warrants shall contain provisions for "cashless exercise" by surrender of that number of shares of Common Stock with a value equal to the exercise price for the number of shares of Common Stock being purchased.


SECTION 5. OFFERING DOCUMENTS

        VMS will deliver to Placement Agent, without charge, as many copies as Placement Agent reasonably requests of the Memorandum, including any exhibits attached thereto (the "Offering Documents"). All mailing and other expenses associated with distribution of the Offering Documents to any person, including, without limitation, potential investors, shall be paid by VMS. If during the offering period VMS becomes aware of any event, as a result of which the Memorandum, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made in light of the circumstances in which they were made not misleading, or if it shall be necessary to amend or supplement the Memorandum to comply with applicable law, VMS shall forthwith notify the Placement Agent thereof, and furnish to the Placement Agent in such quantities as may be reasonably requested, an amendment or amended and supplemented Memorandum which corrects such statements or omissions or causes the Memorandum to comply with applicable law. Prior to the Closing or earlier termination of the Offering, no copies of the Memorandum or any exhibit thereto, or any material prepared by VMS in connection with the Offering will be given without the prior written permission of the Placement Agent which permission will not be unreasonably withheld or delayed, by VMS or its counsel or by any principal or agent of VMS to any person not a party to this Agreement, unless
(i) such person is a director or principal shareholder of, counsel to, accountant for, or directly employed by, VMS, or is named in the Memorandum (ii) such delivery is made to a state or federal regulatory agency in connection with a specific legal requirement of the Offering, or (iii) such delivery is required pursuant to the order of a court, a state or federal regulatory agency or applicable law.


SECTION 6. COVENANTS

        (a) VMS and Pubco covenant and agree with the Placement Agent as follows:

                (i)     Pubco will file on or before the date which is sixty
(60) days after the final Closing of the Offering one or more registration statements which will cover the shares of Common Stock (A) underlying the Preferred Stock and Warrants sold in the Offering, (B) underlying the Placement Agent Warrants, and (C) issued as Placement Agent Shares, for resale with the SEC and under the securities or "Blue Sky" laws of such jurisdictions as is required. In addition, Pubco shall file such amendments and furnish such information as may be required for such purpose and to comply with such laws so as to continue to maintain the effectiveness of the resale registration statement from the effective date thereof through and until the date which is forty eight (48) months after the effective date. Confirmation of these actions being taken will be provided to Placement Agent with copies of all documents relating thereto. In the event the resale registration statement is not filed with the SEC on or prior to the date which is sixty (60) days after the final closing of the Offering or if the resale registration statement is not declared effective by the SEC on or prior to the date which is one hundred twenty (120) days after the final closing of the Offering, the total number of shares of Common Stock underlying the Preferred Stock sold as part of the Units in the Offering and to be covered by the registration statement for each investor in the Offering and their permitted transferees, successors, executors or administrators (each such party, a "Holder") shall be increased by two percent (2%) per month for each month (or portion thereof) that the registration statement is not so filed or is not effective. Furthermore, Pubco shall use its best efforts to respond to any Securities and Exchange Commission (the "SEC") comments to the registration statement on or prior to the date which is twenty
(20) business days from the date such comments are received. In the event that Pubco fails to respond to such comments within twenty (20) business days, the total number of shares of Common Stock sold as part of the Units in the Offering and to be covered by the registration statement for each Holder shall be increased by two percent (2%) per month for each month (or portion thereof) that a response to the comments to the registration statement has not been submitted to the SEC. Notwithstanding anything contained in this Section 6(a)(i) to the contrary, the aggregate increases in shares of Common Stock to be issued to investors pursuant to this paragraph shall not exceed twenty percent (20%). Pubco shall use its best efforts to have such resale registration statement declared effective by the SEC as soon as possible after the initial filing date.

                (ii) VMS and Pubco shall apply the net proceeds from the Offering in the manner set forth under the heading "USE OF PROCEEDS" in the Memorandum.

                (iii) VMS and Pubco shall apply 5% of the gross proceeds (up to a maximum of $250,000) of the Offering to initiate a capital markets program, which amount shall be held in a segregated bank account requiring the signature of Placement Agent and VMS for all withdrawals.

                (iv) Pubco shall, upon the closing of the Offering and until the end of the thirtieth (30th) month following the final closing of the Offering, cause a designee of Placement Agent to serve on the board of directors of Pubco or, in the discretion of Placement Agent, to serve as an observer at all meetings of the Board of Directors and committees thereof, which designation will require prior approval of Pubco, which approval shall not be unreasonably withheld. The Board of Directors of Pubco shall initially consist of five (5) members. Each director of Pubco shall be entitled to be compensated with options granted under an incentive stock or option plan approved by the Compensation Committee of the Board of Directors.

                (v) At least three (3) days prior to the date of closing of the Merger, VMS and Pubco shall prepare and deliver to Placement Agent and to each subscriber via overnight courier, email or facsimile, a draft copy of the Current Report on Form 8-K (the "Draft Form 8-K") proposed to be filed by Pubco, which shall describe the terms and conditions of the Merger, in accordance with the requirements of the Securities Exchange Act of 1934 and the Accounting and Financial Reporting Interpretations and Guidance issued by the accounting staff members of the Division of Corporate Finance of the Securities and Exchange Commission, as the same relates to "Reverse Acquisitions-Reporting Issues." VMS and Pubco shall include with such Draft Form 8-K a transmittal letter to each subscriber which states the Closing Time and informs each subscriber that, if after reviewing the Draft Form 8-K and conducting any due diligence concerning Pubco, they wish to rescind their subscription to purchase Units and have their subscription proceeds returned, they may do so at any time up to the Closing Time by so notifying VMS or the Placement Agent in writing. Such transmittal letter shall include a reference to the SEC's website as a source for information regarding Pubco.

                (vi) At or prior to the Closing, Pubco shall adopt and modify the existing VMS Stock Incentive Plan, if necessary, to create a pool of options (the "Option Pool") of no more than ten percent (10%) of the fully-diluted shares issued and outstanding on an as converted common stock equivalent basis. The Option Pool will be used for attracting and retaining employees, directors and advisors and options will be granted at fair market value under the guidance and approval of the Compensation Committee or if no Compensation Committee exists, then the Board of Directors. All options to purchase shares of common stock of VMS outstanding prior to the initial closing of the Offering shall be exchanged for options to purchase shares of Common Stock of Pubco. Such options shall be adjusted by the same factor equivalent to that applied to the current common stock of VMS outstanding in connection with the Reverse Merger and shall not contain provisions for cashless exercise.

                (vii) At least seven (7) days prior to the initial Closing, VMS shall provide Placement Agent audited financial statements and related auditor consents for inclusion of such statements in the Private Placement Memorandum, as well as in the Securities and Exchange Commission and other public regulatory filings for each of the two years ended December 31, 2006 and 2005.

        (b)     The Placement Agent covenants and agrees with VMS as follows:

                (i) Pursuant to its appointment hereunder, insofar as is under its control, the Placement Agent will use its commercially reasonable efforts to conduct the Offering in the manner prescribed by Rule 506 of Regulation D and in this regard will:

                        (A) Refrain from making any oral or written representations beyond those contained in the Memorandum;

                        (B) Refrain from offering, offering for sale or selling any of the Units by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including:

                                (x) Any advertisement, article, notice or other communication mentioning the Units published in any newspaper, magazine or similar medium or broadcast over television or radio; or

                                (y) Any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

                        (C) Prior to the sale of any of the Units, have reasonable grounds to believe based solely on each subscriber's Offering Documents that each subscriber is an accredited investor within the meaning of Rule 501(a) of Regulation D;

                        (D) Based solely on the representation of the subscriber in its Offering Documents, have no reason to believe that the subscriber is acquiring the Units for other than his or its own account;

                        (E) Provide each offeree with a copy of the Memorandum during the course of the Offering;

                        (F) During the course of the Offering, if it has been provided with a supplement or amendment to the Memorandum, promptly distribute such supplement or amendment to persons who previously received a copy of the Memorandum from it and whom it believes continue to be interested in the Offering, and include such supplement or amendment in all deliveries of the Memorandum made after receipt of any such supplement or amendment;

                        (G) Obtain a completed investor questionnaire from each accepted subscriber; and

                        (H) Comply in all material respects with the Trading with the Enemy Act and applicable foreign assets control regulations of the United States Treasury Department and the Patriot Act of 2001.

                (ii) Upon receipt of each Subscription Agreement and any funds paid by subscribers for Units, the Placement Agent will promptly deliver the original copy of the Subscription Agreement and any accompanying check, bank draft or money order to the Escrow

Agent for deposit with the Escrow Bank; except that it may promptly return all such Offering Documents and funds to any subscriber who it determines, based solely on a review of the Offering Documents, is not an accredited investor within the meaning of Rule 501(a) of Regulation D or whose check, bank draft or money order representing subscription funds is improperly drawn.

                (iii) The Placement Agent shall maintain appropriate records of the Offering Documents of each subscriber for a period of at least four years after the Offering Expiration Date.

                (iv) The Placement Agent shall not engage in any uncovered short sales of the stock of the Company.


SECTION 7. EXPENSES

        (a) VMS, upon the closing of the Offering, will pay and bear all costs, fees, taxes and expenses incident to the performance of the obligations of VMS and Pubco under this Agreement, including, but not limited to, the expenses and taxes incident to:

                (i) the issuance of the Preferred Stock and Warrants pursuant to the Offering Documents and the preparation and delivery of certificates evidencing the Preferred Stock and Warrants;

                (ii) the registration or qualification for resale of the shares of Common Stock underlying the Preferred Stock and Warrants issued in the Offering and pursuant to the Reverse Merger and shares of Common Stock underlying the Placement Agent Warrants under the securities laws of the various jurisdictions; and

                (iii) all transfer taxes with respect to the sale and delivery of the Preferred Stock and Warrants sold pursuant to the Offering Documents and the Placement Agent Warrants.

        (b) VMS will pay and bear all fees and expenses of counsel for VMS and of VMS's accountants, transfer agents and any special agents appointed for the transfer of securities and the Escrow Agent.


SECTION 8. CONDITIONS OF PLACEMENT AGENT'S OBLIGATIONS

        Brookshire's obligations as Placement Agent are subject (as of the date hereof and as of the Closing Time), to the accuracy of and compliance with the representations and warranties of VMS and Pubco and to the accuracy of the statements of VMS and Pubco made pursuant to the provisions hereof and to the performance by each of VMS and Pubco of its covenants and agreements hereunder, and to the following additional conditions:

        (a) Since the respective dates as of which information is given in the Memorandum:

                (i) there shall not have been any change in the capital stock of VMS or any material change in the long-term debt of VMS or Pubco, except as set forth in or contemplated by the Memorandum;

                (ii) there shall not have been any material adverse change in the general affairs, management, financial position or result of operations of VMS or Pubco, other than as set forth in or contemplated by the Memorandum;

                (iii) each of VMS and Pubco shall not have sustained any material interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, if in the judgment of the Placement Agent any such development referred to in clauses (i), (ii) or (iii) makes it impracticable or inadvisable to consummate the sale and delivery of the Preferred Stock and the Warrants by the Placement Agent.

        (b) Since the respective dates as of which information is given herein, there shall have been no litigation instituted against VMS or Pubco and since such dates there shall be no proceeding instituted or threatened against VMS or Pubco or any of their respective officers or directors, before or by any federal, state or county court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, financial condition or results of operations of VMS or Pubco.

        (c) Each of the representations and warranties of each of VMS and Pubco contained herein shall be true and correct at the signing of this Agreement and at the Closing Time as if made at the Closing Time, and all covenants and agreements herein contained to be performed on the part of VMS and/or Pubco and all conditions herein contained to be fulfilled or complied with by VMS and/or Pubco at or prior to the Closing Time shall have been duly performed, fulfilled or complied with.

        (d) At the Closing Time, counsel for VMS shall furnish to Placement Agent an opinion of legal counsel in form and substance satisfactory to Placement Agent, dated as of the date of delivery, to the effect that:

                (i) VMS and each of its subsidiaries: (A) is existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization; (B) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it requires such qualifications except where failure to be so qualified would not have a material adverse effect on VMS; and (C) has all requisite corporate power and authority to own or lease its properties and conduct its business as described herein.

                (ii) To the knowledge of such counsel, no authorization, approval, consent or license of any governmental or regulatory body, agency or instrumentality is required in connection with the authorization, issuance, transfer, sale or delivery of the Preferred Stock and Warrants issued pursuant to the Memorandum and the Placement Agent Warrants, except as may be required pursuant to the federal securities laws and state Blue Sky laws.

                (iii) The outstanding shares of VMS's capital stock have been duly authorized and validly issued, are fully paid and non-assessable, and have not to its knowledge been issued in violation of any pre-emptive rights.

                (iv) VMS has full corporate power and authority to enter into this Agreement and the Merger Agreement; this Agreement and the Merger Agreement have been duly authorized, executed and delivered by or on behalf of VMS and each constitutes a legal, valid and binding obligation of VMS (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by applicable securities laws and the public policy underlying such laws).

                (v) The execution and delivery of this Agreement by VMS, the consummation by VMS of the transactions herein contemplated and the compliance with the terms of this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or bylaws of VMS, or to such counsel's knowledge, any indenture, mortgage or other agreement or instrument known to such counsel to which VMS is a party or by which VMS or any of its properties is bound, or any existing law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over VMS or any of its respective properties.

                (vi) The execution and delivery of the Merger Agreement by VMS, the consummation by VMS of the transactions therein contemplated and the compliance with the terms of the Merger Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or bylaws of VMS.

                (vii) To such counsel's knowledge, there are no suits or claims threatened or pending against VMS in any court or before or by any governmental body which would materially affect the business of VMS or its financial condition except as set forth herein or contemplated by the Memorandum.

        (e) At the Closing Time, the counsel for Pubco shall furnish to Placement Agent an opinion in form and substance satisfactory to Placement Agent, dated as of the date of delivery, to the effect that:

                (i) Pubco and Acquisition Sub are existing as corporations in good standing under the laws of their respective jurisdiction of organization.

                (ii) The Preferred Stock and Warrants, including the shares of Common Stock underlying the Warrants and underlying the Preferred Stock to be sold in the Offering, when issued, assuming the payment of the applicable purchase or exercise price therefore will be validly issued and outstanding, fully paid and non-assessable and are owned free and clear of any liens, encumbrances, security interests, claims or other restrictions, other than as set forth or referred to in the Memorandum.

                (iii) The Common Stock underlying the Warrants sold in the Offering and underlying the Preferred Stock sold in the Offering, and underlying the Placement Agent Shares and the Placement Agent Warrants will be duly authorized.

                (iv) To the current actual knowledge of such counsel, no authorization, approval, consent or license of any governmental or regulatory body, agency or instrumentality is required in connection with the authorization, issuance, transfer, sale or delivery of the Preferred Stock and Warrants issued pursuant to the Memorandum, except as may be required pursuant to the federal securities laws and state Blue Sky laws.

                (v) The execution and delivery of this Agreement by Pubco, the consummation by of the transactions herein contemplated and the compliance with the terms of this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or bylaws of, or to the best of such counsel's knowledge, any indenture, mortgage or other agreement or instrument known to such counsel to which is a party or by which or any of its properties is bound, or to such counsel's knowledge any existing law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over or any of its respective properties.

                (vi) The execution and delivery of the Merger Agreement by Pubco, the consummation by Pubco of the transactions herein contemplated and the compliance with the terms of the Merger Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or bylaws of Pubco.

                (vii) To such counsel's knowledge, there are no suits or claims threatened or pending against Pubco in any court or before or by any governmental body which would materially affect the business of Pubco or its financial condition, except as disclosed in the Memorandum. Pubco is not subject to any judgments which have not been satisfied.

                (viii) To such counsel's knowledge, except as disclosed in the Memorandum and in the annual and periodic reports filed with the SEC on Form 10-KSB and Form 10-QSB, respectively, Pubco has no material obligations and is not subject to any indenture, mortgage or other agreement or instrument to which Pubco is a party or by which Pubco or any of its properties is bound.

                (ix) To such counsel's knowledge, Pubco's annual and periodic reports filed with the SEC do not contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (f) Placement Agent shall have received lock-up agreements from each of the shareholders of VMS as of the time of the initial closing of the Offering, except with respect to 100,000 shares of Common Stock to be held by those shareholders specifically identified on Schedule 8(f) attached hereto, which lock-up agreements shall contain the following provisions:

                (i) No shares of Common Stock of Pubco may be sold by such shareholder for a period of eighteen (18) months after the final closing of the Offering;

                (ii) Commencing on the later of (a) eighteen (18) months following the final closing date of the Offering and (b) ninety (90) days after the effective date of the resale registration statement required to be filed in connection with the Offering (the "Effective Date"), and at three-month intervals thereafter, each shareholder shall be permitted to sell 12.5% of such shareholder's holdings, subject to shares of Pubco's Common Stock having a minimum 30-day average trading price of $5.00 per share or greater;

                (iii) Beginning at the later of (a) eighteen (18) months following the final closing date of the Offering and (b) ninety (90) days after the Effective Date, and at three-month intervals thereafter, should the 30-day average trading price of Pubco's shares of Common Stock be below $5.00 per share, if such shareholder is not an officer or director of Pubco (and was not at the time of the Reverse Merger) an affiliate or related party of an officer or director (an "Insider"), then such shareholder shall be permitted to sell a maximum of 25,000 shares per three-month period;

                (iv) At twenty-four (24) months after the final closing of the Offering and at three-month intervals thereafter, such shareholder will be permitted to sell up to 12.5% of their holdings per three-month period irrespective of price;

                (v) The Lock-Up Agreement will apply to shares of Common Stock, underlying stock options and warrants (but shall not prohibit the exercise thereof); and

                (vi) All lock-up provisions will be removed on the three-year anniversary date of the final closing of the Offering.


SECTION 9. INDEMNIFICATION AND CONTRIBUTION

        (a) Each of VMS and Pubco agree, jointly and severally, to indemnify and hold harmless the Placement Agent, and its directors, officers and employees and Placement Agent's legal counsel, each person, if any, who controls the Placement Agent within the meaning of the Securities Act or the Exchange Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several (including any investigation, negotiation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under the Securities Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent any losses, claims, damages, liabilities or actions arise out of any such statement or omission relating to any information furnished in writing by or on behalf of the Placement Agent to VMS specifically for use in connection with the preparation of the Memorandum or contained in the public SEC filings of Pubco, or the omission of any statement or information as a result of the failure of the Placement Agent to provide any such information and (ii) the breach of any representation, warranty or covenant of VMS or Pubco contained in this Agreement.

        (b) The Placement Agent agrees to indemnify and hold harmless each of VMS and Pubco, and each of its directors and officers employees and legal counsel, and each person, if any, who controls VMS or Pubco, as the case may be, within the meaning of Section 15 of the Securities Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, (including any investigation, negotiation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under the Securities Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any statement in the Memorandum, in reliance upon and in conformity with information furnished in writing to VMS or Pubco by or on behalf of the Placement Agent specifically for use in connection with the preparation of the Memorandum. In no event shall the indemnification and contribution obligations of Placement Agreement exceed the fees that Placement Agent has actually received pursuant to this Agreement.

        (c) Any party which proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 9, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9 unless it shall adversely effect the indemnifying party in any material respect. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that is shall wish, jointly with any indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:

                (i) the employment of counsel by such indemnified party has been authorized by the indemnifying parties;

                (ii) counsel for the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party); or

                (iii) the indemnifying parties shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action or claims effected without its written consent.

        (d) If the indemnification provided for in this Section 9 is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by VMS and Pubco on the one hand, and the Placement Agent on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of VMS on the one hand, and of the Placement Agent on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by VMS and Pubco on the one hand, and the Placement Agent on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions, but before deducting expenses) received by VMS and Pubco bear to the commissions received by the Placement Agent. The relative fault of VMS and/or Pubco on the one hand, and the Placement Agent on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by VMS or Pubco, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount payable by a party as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        (e) VMS, Pubco and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (f) The rights to indemnification and contribution hereunder shall terminate on the later of (x) the third anniversary date of the final Closing and (y) the expiration of state (for each state in which the Units were offered) and Federal statutes of limitations prior to which a claim for a securities law violation must be brought.


SECTION 10. ALTERNATE TRANSACTIONS

        (a) VMS acknowledges that Placement Agent will invest a significant amount of time and resources and will incur significant expense in connection with the Offering. In light of the foregoing, VMS acknowledges that the provisions of this Section 10 and the Provisions of Section 11 are fair and reasonable. Commencing on the date hereof and through March 31, 2007 or such later date to which the term of the Offering may be extended ( such date of expiration of the Offering is hereinafter referred to as the "Offering Expiration Date" and such period of time from the date hereof through and including the Offering Expiration Date is hereinafter referred to as the "Offering Period"), VMS will not enter into discussions, finalize a closing or execute any agreement committing VMS to a closing regarding (i) a sale by VMS of debt or equity securities or a sale by members of management of their interests in VMS,
(ii) a merger, consolidation, liquidation, business combination, sale of all or substantially all of the assets of VMS or any similar transaction involving VMS, or (iii) any other transaction which would reasonably be determined to preclude or materially increase the difficulty of the closing of the transactions contemplated by this Agreement, including, but not limited to, the Offering and the Reverse Merger (the "Transactions"), or materially adversely affect the benefits to Placement Agent of completing the Transactions (an "Alternate Transaction").

        (b) During the Offering Period, if VMS or management of VMS enters into any agreement, arrangement or understanding with respect to, any Alternate Transaction and this Agreement is terminated, VMS will make a cash payment to Placement Agent covering the out-of-pocket expenses of Placement Agent related to this Transaction, including, but not limited to, reasonable costs including legal fees, costs related to securing Pubco, due diligence, and other related costs. Such out-of-pocket expenses shall be capped at One Hundred Seventy Five Thousand ($175,000) Dollars. In addition, if this Agreement is terminated, the Company will make a cash payment to Placement Agent in an amount equal to One Hundred Fifty Thousand ($150,000) Dollars upon closing of any such Alternate Transaction (the "Alternate Transaction Fee").

        In addition, if the Company receives an investment, commencing at the end of the engagement of Placement Agent hereunder and ending six (6) months thereafter (the "Tail Period"), from an investor which VMS cannot demonstrate, to Placement Agent's reasonable satisfaction, had been previously introduced to VMS by any person or entity other than Placement Agent or a selling agent in the Offering, the Placement Agent shall be entitled to the equivalent fee ("Tail Period Fee") as if the investment was consummated during the term of Placement Agent's engagement hereunder as part of the Offering.


SECTION 11. TERMINATION

        (a) The Offering will be conducted during the Offering Period, through the Offering Expiration Date, unless sooner terminated in accordance with this Section 11. The obligations of the Placement Agent to offer for sale any Units shall terminate upon the Offering Expiration Date. After the Offering Expiration Date, VMS and Pubco shall cease all solicitations for investment under the Memorandum and shall not distribute any offering materials identifying Placement Agent as placement agent or as acting on behalf of VMS or Pubco in any other capacity.

        (b) The Placement Agent may terminate its engagement hereunder at any time in the event that: (i) any of the representations or warranties of Pubco or VMS contained herein or in the Memorandum shall prove to have been false or misleading in any material respect when made or deemed made; (ii) Pubco or VMS shall have failed to perform any of its material obligations hereunder or shall have abandoned the Offering; or (iii) there shall occur any event which materially and adversely affects the transactions contemplated hereby not occasioned by or arising out of or in connection with any breach or failure hereunder on the part of the Placement Agent. In the event of (x) any such termination occasioned by or arising out of or in connection with any breach (other than a breach of a representation which arises out of events occurring after the date hereof and over which VMS has no control) or failure hereunder on the part of VMS, or after the date of the Merger, Pubco, described in clauses (i), (ii), or (iii) above or (y) any termination of the Offering or the engagement of Placement Agent by VMS, or, after the date of the Merger, Pubco or VMS, prior to the Offering Expiration Date, other than in the case of a termination of Placement Agent's engagement by VMS or Pubco in accordance with
Section 11(c) below, in addition to other rights and remedies Placement Agent may have hereunder, at law or otherwise, VMS shall pay to Placement Agent within five (5) business days of the date of termination of Placement Agent's engagement hereunder an amount equal to the sum of: (A) the full amount of the unpaid Expense Reimbursement and (B) a termination fee equal to $175,000.

        (c) The engagement of the Placement Agent may be terminated by Pubco or VMS in the event: (i) any of the representations or warranties of the Placement Agent contained herein shall prove to have been false or misleading in any material respect when made or deemed made; or (ii) of the gross negligence, bad faith, or willful misconduct of the Placement Agent or its representatives.

        (c) Upon termination Offering, all subscription documents and payments for the Units to be sold in the Offering not previously delivered to the purchasers thereof shall be returned to respective subscribers without interest thereon or deduction therefrom.


SECTION 12. MISCELLANEOUS.

        (a) No change, amendment or supplement to, or waiver of, this Agreement or any term, provision or condition contained herein, shall be valid or of any effect unless in writing and signed by the party against whom such is asserted.

        (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

        (c) This Agreement constitutes the entire understanding between the parties with respect to the transactions contemplated hereby, and all prior or contemporaneous oral agreements, understandings, discussions, representations and statements are superseded by this Agreement. The waiver of any particular condition precedent, provision or remedy provided by this Agreement shall not constitute the waiver of any other.

        (d) This Agreement may be executed in any number of counterparts, each of which shall be taken as one and the same instrument, to the same effect as if all the parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement identical in form hereto but having attached it to one or more additional signature pages.

        (e) The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, permitted successors and permitted assigns.

        (f) If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this

Agreement and this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

        (g) All representations, warranties and agreements of the parties hereto contained herein will survive the delivery and execution hereof and the Closing for a period of three (3) years from the date hereof, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any person who controls any such party within the meaning of the Securities Act, and will survive delivery of the securities constituting the Units hereunder and the delivery of the Placement Agent Warrants and any termination of this Agreement.

        (h) Placement Agent acknowledges and agrees that it will have access to, or become acquainted with, Confidential Information of VMS in the performance of its duties and obligations hereunder. For purposes of this Agreement, "Confidential Information" shall mean all confidential, proprietary, or trade secret information, property, or material of VMS and any derivatives, portions, or copies thereof, including, without limitation, information resulting from or in any way related to (i) the Offering; (ii) the business practices, plans, intellectual property, proprietary information, formulae, methods, practices, designs, know how, processes and procedures, software, test results, financial information, sales, customers, employees, suppliers, contracts, agreements or relationships of VMS; and (iii) any other information or material that VMS designates as Confidential Information. Placement Agent shall keep all Confidential Information in strict confidence and shall not, at any time during or for five (5) years after the expiration or earlier termination of this Agreement, without VMS's prior written consent, disclose, publish, disseminate or otherwise make available, directly or indirectly, any item of Confidential Information to anyone. Placement Agent shall use the Confidential Information only in connection with the performance of the Offering and for no other purpose. Notwithstanding the obligations set forth above, Placement Agent may disclose Confidential Information to any of its employees, consultants or subcontractors who need to receive the Confidential Information in connection with the Offering, provided that Placement Agent shall ensure that, prior to disclosing the Confidential Information, each subcontractor, consultant or employee to whom the Confidential Information is to be disclosed is made aware of the obligations contained in this Agreement and agrees to undertake, in a manner legally enforceable by VMS, to adhere to such terms of this Agreement as if it were a party to it. Placement Agent recognizes that its threatened breach or breach of this Section 12(h) will cause irreparable harm to VMS that is inadequately compensable in damages and that, in addition to other remedies that may be available at law or equity, VMS is entitled to injunctive relief for such a threatened or actual breach of this Section 12(h). Notwithstanding the above, Placement Agent shall not have any obligations of confidentiality with respect to any portion of Confidential Information which
(i) was previously known to the Placement Agent prior to receipt from the disclosing party, (ii) is now public knowledge, or becomes public knowledge in the future, other than through acts or omissions of the Placement Agent in violation of this Section 12(h), or (iii) is lawfully obtained by the Placement Agent from sources independent of the disclosing party who have a lawful right to disclose such Confidential Information. The Placement Agent may disclose Confidential Information to the extent such disclosure is reasonably necessary in complying with applicable governmental laws, rules or regulations or court orders.

        If the foregoing conforms with your understanding of the arrangements between us, please sign the copy of this letter provided in the space indicated, whereupon this letter shall constitute a binding and legal agreement between the VMS and the Placement Agent, and upon obtaining the signature of Pubco below, Pubco shall become a party to this Agreement as if Pubco had executed this agreement as of the date first written above.

Very truly yours,

VISUAL MANAGEMENT SYSTEMS HOLDING, INC.


By:
         ----------------------------------
         Jason Gonzalez
         Chief Executive Officer



Accepted as of the date first above written:

BROOKSHIRE SECURITIES CORPORATION


By:
         ----------------------------------
         Timothy B. Ruggiero
         President


        By executing this letter in the space provided below, Pubco hereby acknowledges, agrees and confirms that it will be deemed to be a party to this Agreement and shall be subject to all of the obligations applicable to Pubco as if Pubco had executed this Agreement as of the date of this Agreement first written above. Pubco hereby ratifies and agrees to be bound by all of the terms, provisions and conditions contained in this Agreement.

PUBCO
----------------------------------------
Company Name


By:
      ----------------------------------
      Name:
      Title: